Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-215833) of our reports dated February 22, 2018, relating to the financial statements of CenterPoint Energy, Inc., and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting, which are incorporated by reference in the Prospectus and are a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

September 24, 2018